Chartered Under the Laws of the United States of America

No.                    PEOPLES BANCORP, INC.               Shares
                    Lawrenceville, New Jersey

                  Fully Paid and Non-Assessable
                       Par Value $.10 Each

                              The shares represented by this
                              certificate are subject to
                              restrictions, See reverse side

THIS CERTIFIES that                               is the owner of

                    SHARES OF COMMON STOCK OF

                      PEOPLES BANCORP, INC.
                      a Federal corporation

     The shares evidenced by this certificate are transferable only on the books of Peoples Bancorp, Inc. by the holder hereof, in person or by attorney, upon surrender of this certificate properly endorsed. The capital stock evidenced hereby is not an account of an insurable type and is not insured by the Federal Deposit Insurance Corporation or any other Federal or state governmental agency.

     IN WITNESS WHEREOF, Peoples Bancorp, Inc. has caused this certificate to be executed, by the facsimile signatures of its duly authorized officers and has caused its a facsimile of its seal to be hereunto affixed.

By: ------------------         SEAL        By: ------------------
    Secretary                                  President

     The Board of Directors of Peoples Bancorp, Inc. (The "Company") is authorized by resolution or resolutions, from time to time adopted, to provide for the issuance of serial preferred stock in series and to fix and state the voting powers, designations, preferences, limitations and restrictions thereof. The Company will furnish to any shareholder upon request and without charge a full description of each class of stock and any series thereof.

     The shares represented by this Certificate may not be cumulatively voted on any matter.

     The shares of common stock evidenced by this certificate are subject to a limitation contained in the Federal Stock Charter of the Company to the effect that, for a period of five years from the August 3, 1995 reorganization from mutual to stock form of Trenton Savings Bank FSB, no person other than Peoples Bancorp, MHC, the parent mutual holding company of the Company, shall directly or indirectly offer to acquire or acquire the beneficial ownership of any class of any equity security of the Company. This limitation shall not apply to (i) any offer with a view toward public resale made exclusively to the Company or underwriters or a selling group acting on its behalf, or (ii) the purchase of shares by a tax-qualified employee stock benefit plan or arrangement of the Company or a subsidiary of the Company and any trustee of such a plan or arrangement. In the event shares are acquired in violation of this provision, all shares beneficially owned by any person in excess of 10% shall be considered "excess shares" and shall not be counted as shares entitled to vote and shall not be voted by any person or counted as voting shares in connection with any matters submitted to stockholders for a vote.

     Special meetings of the Company's stockholders relating to a change in control of the Company or to an amendment of the Charter of the Company may be called only by the Company's board of directors. Special meetings of the stockholders for any other purpose or purposes shall be called upon the written request of the holders of not less than 10% of all the outstanding capital stock of the Company entitled to vote at the meeting.

     The following abbreviations when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM - as tenants in common     UNIF GIFT MIN ACT - --------Custodian--------
                                                        (Cust)           (Minor)
TEN ENT - as tenants by the entireties
                                               Under Uniform Gifts to Minors Act
JT TEN  - as joint tenants with right
          of survivorship and not as           ---------------------------------
          tenants in common                                  (State)

      Additional abbreviations may also be used though not in the above list

For value received, ---------------------- hereby sell, assign and transfer unto
----------------------------
|                          |
----------------------------
PLEASE INSERT SOCIAL SECURITY NUMBER OR OTHER IDENTIFYING NUMBER

-----------------------------------------------------------------
      (please print or typewrite name and address including
                  postal zip code of assignee)

-----------------------------------------------------------------

---------------------------------------- Shares of the Common
Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint ---------------------------- Attorney to transfer the said shares on the books of the within named corporation with full power of substitution in the premises.

Dated, -----------------------------

In the presence of                 Signature:

------------------------------     ------------------------------

NOTE:  THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE
NAME OF THE STOCKHOLDER(S) AS WRITTEN UPON THE FACE OF THE
CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR
ENLARGEMENT, OR ANY CHANGE WHATEVER.